Exhibit 1(o)

                    MERRILL LYNCH MUNICIPAL BOND FUND, INC.

              ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
          INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION
             AND RECLASSIFYING SHARES OF AUTHORIZED CAPITAL STOCK

         MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation, having its principal office in the city of Baltimore, Maryland (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

                  FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion Eight Hundred Fifty Million (3,850,000,000) shares of capital stock. The capital stock of the Corporation is divided into three series, each of which consists of four classes of common stock as follows:

     Series and Classes                             Number of Authorized Shares
     ------------------                             ---------------------------
     Insured Portfolio Series Common Stock
              Class A Common Stock                        500,000,000
              Class B Common Stock                        375,000,000
              Class C Common Stock                        375,000,000
              Class I Common Stock                        500,000,000

     National Portfolio Series Common Stock
              Class A Common Stock                        375,000,000
              Class B Common Stock                        375,000,000
              Class C Common Stock                        375,000,000
              Class I Common Stock                        375,000,000

     Short-Term Portfolio Series Common Stock
              Class A Common Stock                        150,000,000
              Class B Common Stock                        150,000,000
              Class C Common Stock                        150,000,000
              Class I Common Stock                        150,000,000

                                               Total:   3,850,000,000

                  All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share. The aggregate par value of all shares of all classes and series of the Corporation's capital stock is Three Hundred Eighty-Five Million Dollars ($385,000,000).

                  SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the General Corporation Law of the State of Maryland, hereby increases the number of authorized shares of capital stock of the Corporation's common stock by Four Hundred Million (400,000,000) shares.

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                  THIRD: After this increase in the number of authorized
         shares of capital stock of the Corporation's common stock, the Corporation will have the authority to issue Four Billion Two Hundred Fifty Million (4,250,000,000) shares of capital stock as follows:

     Series and Classes                             Number of Authorized Shares
     ------------------                             ---------------------------
     Insured Portfolio Series Common Stock
              Class A Common Stock                        500,000,000
              Class B Common Stock                        375,000,000
              Class C Common Stock                        375,000,000
              Class I Common Stock                        500,000,000

     National Portfolio Series Common Stock
              Class A Common Stock                        375,000,000
              Class B Common Stock                        375,000,000
              Class C Common Stock                        375,000,000
              Class I Common Stock                        375,000,000

     Short-Term Portfolio Series Common Stock
              Class A Common Stock                        150,000,000
              Class B Common Stock                        150,000,000
              Class C Common Stock                        150,000,000
              Class I Common Stock                        150,000,000

                                               Total:   3,850,000,000

                  The remainder of the Corporation's capital stock, Four Hundred Million (400,000,000) shares of common stock, is not designated as to any class or series.

                  After this increase in the number of authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock, including the shares of common stock which are not designated as to any class or series, will have a par value of Ten Cents ($0.10) per share and the aggregate par value of the shares of all classes and series of the Corporation's capital stock will be Four Hundred Twenty-Five Million Dollars ($425,000,000).

                  FOURTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors hereby reclassifies Four Hundred Million (400,000,000) authorized and unissued shares of the Corporation's common stock which are not designated as to any class or series as a new series of common stock designated High Yield Portfolio, which series shall consist of four classes of common stock, as follows:

     Series and Classes                             Number of Authorized Shares
     ------------------                             ---------------------------
     High Yield Portfolio Series Common Stock
              Class A Common Stock                        100,000,000
              Class B Common Stock                        100,000,000
              Class C Common Stock                        100,000,000
              Class I Common Stock                        100,000,000

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                  FIFTH: The designations, preferences, conversion or other
         rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of High Yield Portfolio Class A common stock are as follows:

                  High Yield Portfolio Class A common stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the Class A common stock in the other series of the Corporation's common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and except that:

                  (i) Expenses related to the account maintenance of the High Yield Portfolio Class A common stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

                  (ii) Such account maintenance expenses borne solely by High Yield Portfolio Class A common stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

                  SIXTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of High Yield Portfolio Class B common stock are as follows:

                  High Yield Portfolio Class B common stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the Class B common stock in the other series of the Corporation's common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and except that:

                  (i) Expenses related to the account maintenance and distribution of the High Yield Portfolio Class B common stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

                  (ii) Such account maintenance and distribution expenses borne solely by High Yield Portfolio Class B common stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

                  SEVENTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of High Yield Portfolio Class C common stock are as follows:

                  High Yield Portfolio Class C common stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion

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         or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the Class C common stock in the other series of the Corporation's common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and except that:

                  (i) Expenses related to the account maintenance and distribution of the High Yield Portfolio Class C common stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

                  (ii) Such account maintenance and distribution expenses borne solely by High Yield Portfolio Class C common stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

                  EIGHTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of High Yield Portfolio Class I common stock are as follows:

                  High Yield Portfolio Class I common stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the Class I common stock in the other series of the Corporation's common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter.

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and Treasurer and attested by its Secretary on the 10th day of March, 2006.

                                      MERRILL LYNCH MUNICIPAL BOND FUND, INC.


                                      By: /s/ Donald C. Burke
                                         -----------------------
                                         Donald C. Burke,
                                         Vice President and Treasurer






Attest:

/s/ Alice A. Pellegrino
------------------------------
Alice A. Pellegrino, Secretary



         THE UNDERSIGNED, VICE PRESIDENT AND TREASURER OF MERRILL LYNCH MUNICIPAL BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.


                                          /s/ Donald C. Burke
                                          ----------------------------
                                          Donald C. Burke,
                                          Vice President and Treasurer




Dated: March 10, 2006